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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  April 26, 1996


                          INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               0-9160                                 04-2450145
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     (Commission File Number)            (I.R.S. Employer Identification No.)


970 West 190th Street, Suite 720, Torrance, California  90502
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(Address of Principal Executive Office)  (Zip Code)


                                  (310)366-7335
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               (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On April 26, 1996, INTEK Diversified Corporation ("INTEK") sold a series of 6.5% Notes (with attached Offshore Warrants) to six purchasers at an aggregate purchase price of $4,750,000 net to INTEK. All of the purchasers were foreign corporations or limited partnerships which executed note and warrant purchase agreements in which they represented and warranted that the 6.5% Notes and attached Offshore Warrants were offered and sold in non-U.S. transactions. The sale of the 6.5% Notes and attached Offshore Warrants was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 903 of Regulation S. The Offshore Warrants, pursuant to which the principal amount of the 6.5% Notes will be converted into Intek common stock, become exercisable on July 26, 1996 at discounts from the market price of Intek's common stock that will range from 0% to 25%, depending on the market price on the date of exercise. The purchasers were located by Global Emerging Markets/Northeast Securities, Inc. ("GEM/NES"), which had signed a placement agreement with INTEK pursuant to which GEM/NES was paid 5% of the gross proceeds of the purchase price of the 6.5% Notes.


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INTEK DIVERSIFIED CORPORATION
                                        (Registrant)


Date:     May 9, 1996              By:  /s/ Steven L. Wasserman
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                                             (Signature)
                                   Steven L. Wasserman
                                   Secretary